Exhibit 99.2

Venus Concept Announces Closing of Up To $3.45 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

$1.15 million upfront with up to an additional $2.3 million of potential aggregate gross proceeds upon the exercise in full of unregistered short-term warrants

TORONTO – June 9, 2025 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced the closing of its previously announced registered direct offering priced at-the-market under Nasdaq rules for the purchase and sale of 434,720 shares of common stock at a purchase price of $2.65 per share. In a concurrent private placement, the Company issued unregistered short-term warrants to purchase up to 869,440 shares of common stock at an exercise price of $2.65 per share that are immediately exercisable upon issuance and will expire eighteen months following the effective date of the registration statement covering the resale of the shares of common stock issuable upon exercise of the unregistered short-term warrants.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering were approximately $1.15 million, before deducting placement agent fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the unregistered short-term warrants, if fully-exercised on a cash basis, will be approximately $2.3 million.  No assurance can be given that any of such unregistered short-term warrants will be exercised.   The Company intends to use the net proceeds from the offering for general corporate purposes.

The common stock (but not the unregistered short-term warrants and the shares of common stock underlying the unregistered short-term warrants) described above was offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-282811) that was declared effective by the Securities and Exchange Commission (the “SEC”) on November 1, 2024. The offering of the shares of common stock was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering was filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered short-term warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying such unregistered short-term warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the unregistered short-term warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 9 direct markets. Venus Concept's product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Versa Pro, Venus Legacy, Venus Velocity, Venus Viva, Venus Glow, Venus Bliss, Venus Bliss MAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept's hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors, including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management and Aperture Venture Partners.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Company’s financial condition, and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the Company’s business and the industry in which it operates and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond the Company’s control. Factors that could materially affect the Company’s business operations and financial performance and condition include, but are not limited to, the intended use of proceeds from the offering, the exercise of the unregistered short-term warrants prior to their expiration, those risks and uncertainties described under Part I Item 1A—“Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Part II Item 1A—“Risk Factors” in the Company’s most recent Form 10-Q and in other documents the Company may file with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to the Company as of the date hereof. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com